SALOMON INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(unaudited)
Dollars in millions, except per share amounts                                  Six months
------------------------------------------------------------------------------------------------
Period ended June 30,                                                       1997        1996
------------------------------------------------------------------------------------------------
Revenues from continuing operations:
   Interest and dividends                                               $     3,045  $    3,008
   Principal transactions                                                       927       1,235
   Investment banking                                                           441         432
   Commissions                                                                  199         165
   Other                                                                         27          22
------------------------------------------------------------------------------------------------
    Total revenues                                                            4,639       4,862
    Interest expense                                                          2,527       2,401
------------------------------------------------------------------------------------------------
 Revenues, net of interest expense                                            2,112       2,461
------------------------------------------------------------------------------------------------
Noninterest expenses:
   Compensation and employee-related                                          1,111       1,096
   Technology                                                                   115          96
   Professional services and business development                                90          92
   Occupancy                                                                     82          85
   Clearing and exchange fees                                                    40          34
   Other                                                                         45          45
------------------------------------------------------------------------------------------------
Total noninterest expenses                                                    1,483       1,448
------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                           629       1,013
Income tax expense                                                              236         405
------------------------------------------------------------------------------------------------
Income from continuing operations                                               393         608
Loss from discontinued operations, net of taxes                                   -         (41)
------------------------------------------------------------------------------------------------
Net income                                                              $       393  $      567
================================================================================================
Earnings available for fully diluted earnings per common share
   from continuing operations                                           $       378  $      593
================================================================================================
Per common share:
 Primary earnings from continuing operations                            $      3.34  $     5.41
 Primary earnings                                                              3.34        5.02
 Fully diluted earnings from continuing operations*                            3.14        4.89
 Fully diluted earnings*                                                       3.14        4.55
 Cash dividends                                                                0.32        0.32
================================================================================================

Weighted average shares of common stock outstanding (in thousands):
For primary earnings per common share                                       108,800     106,000
For fully diluted earnings per common share                                 120,300     121,200
================================================================================================

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements and the Unaudited Consolidated Summary of Options and Contractual Commitments are integral parts of this statement.

* Assumes conversion of redeemable preferred stock unless such assumption results in higher earnings per share than determined under the primary method.

SALOMON INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(unaudited)

Dollars in millions
-----------------------------------------------------------------------------------------------
ASSETS                                                                June 30, 1997
-----------------------------------------------------------------------------------------------
Cash and interest bearing equivalents                                              $      2,081

Financial instruments and contractual commitments:
     Government and government agency securities - U.S.             $      53,364
     Government and government agency securities - non-U.S.                43,407
     Corporate debt securities                                             14,235
     Equity securities                                                      7,851
     Options and contractual commitments                                    7,145
     Mortgage loans and collateralized mortgage securities                  3,234
     Other                                                                  3,612
                                                                     ------------
                                                                                        132,848

Commodities and related products and instruments:
     Physical commodities inventory                                         1,366
     Options and contractual commitments                                      167
                                                                     ------------
                                                                                          1,533

Collateralized short-term financing agreements:
     Securities purchased under agreements to resell                       62,547
     Securities borrowed and other                                         28,773
                                                                     ------------
                                                                                         91,320

Receivables                                                                               6,638

Assets securing collateralized mortgage obligations                                         337

Property, plant and equipment, net                                                          505

Net realizable value of discontinued operations (Note 3)                                      -

Other assets, including intangibles                                                         691
-----------------------------------------------------------------------------------------------
      Total assets                                                                 $    235,953
===============================================================================================

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements and the Unaudited Consolidated Summary of Options and Contractual Commitments are integral parts of this statement.


SALOMON INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(unaudited)


Dollars in millions
-----------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                        June 30, 1997
-----------------------------------------------------------------------------------------------------
Collateralized short-term financing agreements:
     Securities sold under agreements to repurchase                       $     105,999
     Securities loaned                                                            2,815
                                                                            ------------
                                                                                         $    108,814
Short-term borrowings                                                                           8,036

Financial and  commodities-related  instruments  sold,
  not yet  purchased,  and contractual commitments:
     Government and government agency securities - U.S.                          31,857
     Government and government agency securities - non-U.S.                      36,126
     Financial options and contractual commitments                               10,037
     Equity securities                                                            7,027
     Corporate debt securities and other                                          1,834
     Commodities, including options and contractual commitments                     177
                                                                            ------------
                                                                                               87,058

Payables and accrued liabilities                                                                9,785
Collateralized mortgage obligations                                                               327
Term debt                                                                                      16,080
                                                                                          -----------
     Total liabilities                                                                        230,100

Commitments and contingencies (Note 4)
Redeemable preferred stock, Series A                                                              420
Guaranteed preferred beneficial interests in Company subordinated
  debt securities (Note 5)                                                                        345
Stockholders' equity:
     Preferred stock, Series D and E                                                450
     Common stock                                                                   159
     Additional paid-in capital                                                     438
     Retained earnings                                                            5,811
     Cumulative translation adjustments                                              (1)
     Common stock held in treasury, at cost                                      (1,769)
                                                                            ------------
           Total stockholders' equity                                                           5,088
-----------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity                                          $    235,953
=====================================================================================================

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements and the Unaudited Consolidated Summary of Options and Contractual Commitments are integral parts of this statement.






SALOMON INC AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF OPTIONS AND CONTRACTUAL COMMITMENTS
(unaudited)
                                                                  June 30, 1997                         December 31, 1996

                                                       ------------------------------------    ------------------------------------
                                                                      Current Market or                        Current Market or
                                                         Notional        Fair Value              Notional         Fair Value
                                                                   ------------------------                ------------------------
Dollars in billions                                       Amounts      Assets   Liabilities       Amounts     Assets   Liabilities
-----------------------------------------------------------------------------------------------------------------------------------
Exchange-issued products:
   Futures contracts (a)                               $  567.5       $    -       $    -      $  525.3      $    -        $    -
   Other exchange-issued products:
     Equity contracts                                      15.1           .2           .5          12.9          .1            .2
     Fixed income contracts                                89.4            -            -          59.0           -             -
     Foreign exchange contracts                              .1            -            -             -           -             -
     Commodities-related contracts                          4.0            -            -           4.9           -             -
-----------------------------------------------------------------------------------------------------------------------------------
Total exchange-issued products                            676.1           .2           .5         602.1          .1            .2
-----------------------------------------------------------------------------------------------------------------------------------
Over-the-counter ("OTC") swaps, swap options,
  caps and floors:
   Swaps (b)                                            1,057.2                                   852.4
   Swap options written                                    15.5                                     9.7
   Swap options purchased                                  30.8                                    23.3
   Caps and floors                                        137.6                                   114.4
-----------------------------------------------------------------------------------------------------------------------------------
Total OTC swaps, swap options, caps and floors          1,241.1          3.7          6.2         999.8         4.2           6.5
-----------------------------------------------------------------------------------------------------------------------------------
OTC foreign exchange contracts and options:
   Forward currency contracts (b)                          82.3           .6           .4          68.3          .5            .5
   Options written                                         26.8            -           .3          31.6           -            .2
   Options purchased                                       29.9           .5            -          32.9          .4             -
-----------------------------------------------------------------------------------------------------------------------------------
Total OTC foreign exchange contracts and options          139.0          1.1           .7         132.8          .9            .7
-----------------------------------------------------------------------------------------------------------------------------------
Other options and contractual commitments:
   Options, warrants and forwards on equities
    and equity indices (c)                                 57.0          1.8          2.5          45.6         1.1           1.8
   Options and forward contracts on fixed-income
    securities (c)                                        244.6           .3           .1         179.0          .3            .2
   Commodities-related contracts (d)                       16.5           .2           .2          22.0          .3            .3
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                  $2,374.3       $  7.3       $ 10.2      $1,981.3      $  6.9        $  9.7
-----------------------------------------------------------------------------------------------------------------------------------

 (a) Margin on futures contracts is included in receivables or payables on the Condensed Consolidated Statement of Financial Condition.
 (b) Includes notional values of swap agreements or forward currency contracts for non-trading activities (primarily related to the Company's fixed-rate long-term debt, TRUPS and preferred stock) of $18.9 billion and $1.7 billion at June 30, 1997 and $15.5 billion and $1.3 billion at December 31, 1996, respectively.
 (c) The fair value of such instruments recorded as assets includes approximately $1.0 billion at June 30, 1997 and $.6 billion at December 31, 1996, respectively, of over-the-counter instruments, primarily with investment grade counterparties. The remainder consists primarily of highly liquid instruments actively traded on organized exchanges.
 (d) A substantial majority of these over-the-counter contracts are with investment grade counterparties.



CONSOLIDATED  CREDIT  EXPOSURE,  NET OF  SECURITIES  AND CASH  COLLATERAL ON OTC
SWAPS,  SWAP  OPTIONS,  CAPS AND FLOORS AND OTC FOREIGN  EXCHANGE  CONTRACTS AND
OPTIONS,  BY RISK CLASS*
Note:  Amounts  represent  current  exposure and do not include  potential credit  exposure that may result from factors that influence market risk.
                                                                                                                     Transactions
                                                                                                                       with over
Dollars in billions                                            All Transactions                                       3 years to
                                                                                                                       maturity
----------------------------------------------------------------------------------------------------------------------------------
                              Other Major
                              Derivatives             Financial     Governments/                          Year-to-date
June 30, 1997                  Dealers     Corporates Institutions Supranationals    Other     Total       Average       Total
--------------------------------------------------------------------------------------------------------------------- ------------
Swaps, swap options, caps
 and floors:
   Risk classes 1 and 2          $   .4      $    -     $   .5       $    -        $    -     $   .9         $   1.0     $    .8
   Risk class 3                      .7          .2         .1            -            .1        1.1             1.1          .6
   Risk classes 4 and 5              .3          .1         .2            -            .1         .7              .7          .4
   Risk classes 6, 7 and 8            -           -          -            -             -          -               -           -
                             ------------ ---------- ----------- ------------- ----------- ---------- --------------- ------------
                                 $  1.4      $   .3     $   .8       $    -        $   .2     $  2.7         $   2.8     $   1.8
                             ------------ ---------- ----------- ------------- ----------- ---------- --------------- ------------
Foreign exchange contracts
 and options:
   Risk classes 1 and 2          $   .5      $    -     $    -       $   .1        $    -     $   .6         $    .8     $     -
   Risk class 3                      .3           -         .1            -             -         .4              .3           -
   Risk classes 4 and 5              .1           -          -            -             -         .1              .1           -
                             ------------ ---------- ----------- ------------- ----------- ---------- --------------- ------------
                                 $   .9      $    -     $   .1       $   .1        $    -     $  1.1         $   1.2     $     -
                             ------------ ---------- ----------- ------------- ----------- ---------- --------------- ------------

* To monitor credit risk, the Company utilizes a series of eight internal designations of counterparty credit quality. These designations are analogous to external credit ratings whereby risk classes one through three are high quality investment grades. Risk classes four and five include counterparties ranging from the lowest investment grade to the highest non-investment grade level. Risk classes six, seven and eight represent higher risk counterparties.


SALOMON INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
Dollars in millions
----------------------------------------------------------------------------------------------------------------------
Six months ended June 30,                                                                   1997                 1996
----------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income adjusted for noncash and non-operating activities -
   Net income                                                                        $       393          $       567
   Depreciation, amortization and other                                                       42                   57
----------------------------------------------------------------------------------------------------------------------
   Cash items included in net income                                                         435                  624
----------------------------------------------------------------------------------------------------------------------
 Net (increase) decrease in operating assets -
   Financial instruments and contractual commitments                                     (20,362)              11,422
   Commodities and related products and instruments                                         (223)                 292
   Collateralized short-term financing agreements                                        (18,622)              (6,234)
   Receivables                                                                            (1,535)                (157)
   Other                                                                                     (71)                 (72)
----------------------------------------------------------------------------------------------------------------------
Net (increase) decrease in operating assets                                              (40,813)               5,251
----------------------------------------------------------------------------------------------------------------------
Increase (decrease) in operating liabilities -
   Collateralized short-term financing agreements                                         29,687              (16,448)
   Short-term borrowings                                                                   1,219               (3,014)
   Financial and commodities-related instruments sold,
      not yet purchased, and contractual commitments                                       3,551               14,175
   Payables and accrued liabilities                                                        3,733               (1,011)
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in operating liabilities                                          38,190               (6,298)
----------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                     (2,188)                (423)
----------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Issuance of term debt                                                                   4,055                2,621
   Issuance of preferred stock, Series E                                                       -                  250
   Employee stock purchase and option plans                                                    5                    -
   Term debt maturities and repurchases                                                   (1,192)              (1,969)
   Collateralized mortgage obligations                                                       (63)                (284)
   Purchase of common stock for treasury                                                    (103)                 (49)
   Dividends on common stock                                                                 (34)                 (34)
   Dividends on preferred stock*                                                             (30)                 (35)
----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                  2,638                  500
----------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Assets securing collateralized mortgage obligations                                        63                  351
   Proceeds from sale of Basis Petroleum                                                     365                    -
   Property, plant and equipment                                                             (27)                 (69)
----------------------------------------------------------------------------------------------------------------------
Net cash provided by investing activities                                                    401                  282
----------------------------------------------------------------------------------------------------------------------
Net increase in cash and interest bearing equivalents                                        851                  359
Cash and interest bearing equivalents at January 1,                                        1,230                1,454
----------------------------------------------------------------------------------------------------------------------
Cash and interest bearing equivalents at June 30,                                    $     2,081          $     1,813
======================================================================================================================

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements and the Unaudited Consolidated Summary of Options and Contractual Commitments are integral parts of this statement.

* For the six months ended June 30, 1997 and 1996, dividends on preferred stock were reduced by the aftertax impact ( $8 million and $12 million) of interest rate swaps that effectively convert the Company's fixed-rate obligations to variable-rate obligations.

                          Salomon Inc and Subsidiaries
            Notes to Unaudited Condensed Consolidated Financial Statements
                                 June 30, 1997

1.       Basis of Presentation

         The Unaudited Condensed Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the U.S. and prevailing industry practice, both of which require the use of management's best judgment and estimates. Estimates, including the fair value of financial instruments, may vary from actual results. In the opinion of management, the statements of income, financial condition and cash flows include all normal recurring adjustments necessary for a fair presentation for the periods presented. Certain reclassifications have been made from amounts previously reported to conform to the current year presentation. The Unaudited Condensed Consolidated Financial Statements include the accounts of Salomon Inc and all majority-owned subsidiaries (collectively, the "Company"), with the exception of Basis Petroleum, Inc. ("Basis"), which is presented as discontinued operations as discussed in Note 3. The Unaudited Condensed Consolidated Financial Statements should be read in conjunction with the Audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

2.       Accounting Policies

         Derivatives Used for Trading Purposes
         Derivative instruments ("derivatives" or "contractual commitments") used for trading purposes are carried on the balance sheet at either market value or, when market prices are not readily available, fair value, with changes in value recognized currently in earnings. Contractual commitments used for trading purposes include interest rate swap agreements, swap options, caps and floors, options, warrants, futures and forward contracts as well as commodity swaps, options, futures and forward contracts. Contractual commitments in a net receivable position, as well as options owned and warrants held, are reported as assets in "Options and contractual commitments." Similarly, contractual commitments in a net payable position, as well as options written and warrants issued, are reported as liabilities in "Financial options and contractual commitments" or "Commodities, including options and contractual commitments." This category also includes the Company's long-term obligations that have principal repayments directly linked to equity securities of unaffiliated issuers for which the Company holds in inventory a note exchangeable for the same equity securities. Margin on futures contracts is included in "Receivables" and "Payables and accrued liabilities." The market values (unrealized gains and losses) associated with contractual commitments are reported net by counterparty, provided a legally enforceable master netting agreement exists, and are netted across products and against cash collateral when such provisions are stated in the master netting agreement. Revenues generated from derivative instruments used for trading purposes are reported as "Principal transactions" and include realized gains and losses as well as unrealized gains and losses resulting from changes in the market or fair value of such instruments.

         Derivatives Used for Non-Trading Purposes
         Non-trading derivative instruments which are designated as hedges must be effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the derivative contract. Accordingly, changes in the market or fair value of the derivative instrument must be highly correlated with changes in the market or fair value of the underlying hedged item. The Company monitors the effectiveness of its hedges by periodically comparing the change in value of the derivative instrument with the change in value of the underlying hedged item. Contractual commitments used as hedges include interest rate swaps, cross currency swaps and forward currency contracts.

         Interest rate swaps, including cross currency swaps, are utilized to effectively convert the Company's fixed rate preferred stock and guaranteed preferred beneficial interests in Company subordinated debt securities ("TRUPS"), a portion of its short-term borrowings and the majority of its fixed rate term debt to variable rate instruments. These swaps are recorded "off-balance sheet," with accrued inflows and outflows reflected as adjustments to interest expense and/or dividends, as appropriate. Adjustments to preferred stock dividends are recorded on an after tax basis. Upon early termination of an underlying hedged instrument, the derivative is accounted for at market or fair value. The impact of recording the market or fair value of the derivative instrument "on-balance sheet" is recognized immediately in earnings. Changes in market or fair value of such instruments, or realized gains or losses resulting from the termination of such instruments, are recognized currently in earnings.

         The Company utilizes forward currency contracts to hedge a portion of the currency exchange rate exposure relating to non-U.S. dollar term debt issued by Salomon Inc (Parent Company). The impact of translating the forward currency contracts and the related debt to prevailing exchange rates is recognized currently in earnings. The Company also utilizes forward currency contracts to hedge certain investments in subsidiaries with functional currencies other than the U.S. dollar. The impact of marking open contracts to prevailing exchange rates and the impact of realized gains or losses on maturing contracts, both net of the related tax effects, are included in "Cumulative translation adjustments" in Stockholders' equity as is the impact of translating the investments being hedged. Upon the disposition of an investment in a subsidiary with a functional currency other than the U.S. dollar, accumulated gains or losses previously included in "Cumulative translation adjustments" are recognized immediately in earnings.

         Derivative instruments that do not meet the criteria to be designated as a hedge are considered trading derivatives and are recorded at market or fair value.


3.       Discontinued Operations

         On May 1, 1997, the Company completed the sale of all of the outstanding stock of Basis Petroleum, Inc. to Valero Energy Corporation ("Valero"). Upon closing, the Company received cash proceeds of $365 million and Valero common stock with a market value of $120 million. In July 1997, the Company paid Valero $3 million in connection with the final determination of working capital. In addition, the Company is entitled to participation payments based on a fixed notional throughput and the difference, if any, between an average market crackspread, as defined, and a base crackspread, as defined, over each of the next ten years, but subject to the limitation that the total of the participation payments is capped at $200 million, with a maximum of $35 million per year. Basis is classified as a discontinued operation in the Company's Condensed Consolidated Financial Statements.

4.       Commitments and Contingencies

         Outstanding legal matters are discussed in Note 17 to the Audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Management of the Company, after consultation with outside legal counsel, believes that the ultimate resolution of legal proceedings and environmental matters (taking into consideration applicable reserves) will not have a material adverse effect on the Company's financial condition; however, there could be a material adverse impact on operating results in future periods depending in part on the results for such periods. Additional information on legal proceedings is included in "Item 1. Legal Proceedings."

         The Company's ongoing process of upgrading its financial and operating systems is focused on: supporting the multi-entity, multi-currency, multi-time zone aspects of its businesses; improving control over complex, cross-entity transactions; facilitating standardized technology platforms, operating procedures, and fungibility of resources around the world; eliminating redundant regional applications; reducing future technology and operations costs; and efficiently meeting market and regulatory changes. Additionally, in order to adapt systems for Year 2000 processing and the European Monetary Union, the Company anticipates incurring $100 million to $150 million in additional expenses through the Year 2000.

5. Guaranteed preferred beneficial interests in Company subordinated debt securities

         The Company has $345 million, or 13,800,000 TRUPS units, outstanding. Each TRUPS unit includes a 9 1/4% mandatorily redeemable preferred security of the SI Financing Trust I (the "Trust") and a purchase contract which requires the holder to purchase, in 2021 (or earlier if the Company elects to accelerate the contract), one depositary share representing a one-twentieth interest in a share of Salomon Inc's 9 1/2% Cumulative Preferred Stock, Series F. The Trust, which is a wholly-owned subsidiary of the Company, was established for the sole purpose of issuing the 9 1/4% preferred securities and common securities and investing the proceeds in $356 million aggregate principal amount of 9 1/4% subordinated debt securities issued by Salomon Inc due June 30, 2026.


6.       Net Capital

         Certain U.S. and non-U.S. subsidiaries are subject to securities and commodities regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. The Company's principal regulated subsidiaries are discussed below.

         Salomon Brothers Inc ("SBI") is registered as a broker-dealer with the U.S. Securities and Exchange Commission ("SEC") and is subject to the SEC's Uniform Net Capital Rule, Rule 15c3-1, which requires net capital, as defined under the alternative method, of not less than the greater of 2% of aggregate debit items arising from customer transactions, as defined, or 4% of funds required to be segregated for customers' regulated commodity accounts, as defined. Although net capital, aggregate debit items and funds required to be segregated change from day to day, at June 30, 1997, SBI's net capital was $1.0 billion, $938 million in excess of regulatory requirements.

         Salomon Brothers International Limited ("SBIL") is authorized to conduct investment business in the United Kingdom by the Securities and Futures Authority ("SFA") in accordance with the Financial Services Act 1986. The SFA requires SBIL to have available at all times financial resources, as defined, sufficient to demonstrate continuing compliance with its rules. At June 30, 1997, SBIL's financial resources were $483 million in excess of regulatory requirements.

         Salomon Brothers Asia Limited ("SBAL") and Salomon Brothers AG ("SBAG") are also subject to requirements to maintain specified levels of net capital or its equivalent. At June 30, 1997, SBAL's net capital was $305 million above the minimum required by Japan's Ministry of Finance. SBAG's net capital was $1 million above the minimum required by Germany's Banking Supervisory Authority.

         In addition, in order to maintain its triple-A rating, Salomon Swapco Inc ("Swapco") must maintain minimum levels of capital in accordance with agreements with its rating agencies. At June 30, 1997,

         Swapco was in compliance with all such agreements. Swapco's capital requirements are dynamic, varying with the size and concentration of its counterparty receivables.


7.       Summary of Revenues from Continuing Operations

The following tables present revenues, net of interest expense for the six months ended June 30, 1997 and 1996.

Six Months Ended June 30, 1997
                                                      Principal
                                                   Transactions
                                                          & Net
                                                   Interest and      Investment
(Dollars in millions)                                 Dividends         Banking     Commissions          Other             Total
----------------------------------------------------------------------------------------------------------------------------------
Fixed income sales and trading                    $       1,046   $           -   $           5   $          -   $         1,051
Equity sales and trading                                    278               -             194              -               472
Global investment banking                                     -             441               -              -               441
Commodities trading                                         116               -               -              -               116
Asset management                                              8               -               -             29                37
Other                                                        (3)              -               -             (2)               (5)
----------------------------------------------------------------------------------------------------------------------------------
Total revenues, net of interest expense           $       1,445   $         441   $         199   $         27   $         2,112
==================================================================================================================================

Six Months Ended June 30, 1996
                                                      Principal
                                                   Transactions
                                                          & Net
                                                   Interest and      Investment
(Dollars in millions)                                 Dividends         Banking     Commissions          Other             Total
----------------------------------------------------------------------------------------------------------------------------------
Fixed income sales and trading                    $       1,430   $           -   $           8   $          -   $         1,438
Equity sales and trading                                    175               -             157              -               332
Global investment banking                                     -             432               -              -               432
Commodities trading                                         217               -               -              -               217
Asset management                                              1               -               -             22                23
Other                                                        19               -               -              -                19
----------------------------------------------------------------------------------------------------------------------------------
Total revenues, net of interest expense           $       1,842   $         432   $         165   $         22   $         2,461
==================================================================================================================================


8.       Impact of New Accounting Standards

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is currently assessing these statements, which are effective for fiscal years beginning after December 15, 1997 and establish standards for the reporting and display of comprehensive income and disclosure related to segments.


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